NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Third Quarter Results

Utica, N.Y., October 17, 2007 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today its financial results for the quarter ended September 30, 2007. Net income was $3.1 million, or $0.07 per diluted share for the third quarter, compared to $6.3 million, or $0.15 per diluted share for the third quarter of 2006. This quarter's results were significantly impacted by a $2.6 million recovery of loan losses ($1.6 million after tax) offset by $2.6 million in merger expenses ($2.2 million after tax). The net effect of these two items reduced diluted earnings per share by $0.02. Net interest income decreased $2.2 million compared to the year-ago quarter due to margin compression and a decrease in average earning assets. Net interest margin was 2.21% in the third quarter of 2007 compared to 2.20% in the second quarter of 2007 and 2.36% in the year-ago quarter. The 1 basis point improvement in margin compared to the linked quarter is due to an increase in average loans as a percent of average earning assets. Since this is our highest yielding asset, this had a positive impact on margin.

In the year-ago quarter the Company recognized a recovery of loan losses of $1.5 million ($910,000 after tax) due to improvement in loan quality and a gain on sale of Fannie Mae preferred stock of $943,000 ($567,000 after tax). These two items improved diluted earnings per share by $0.03 in the year-ago quarter. Non-performing assets decreased from $4.7 million at June 30, 2007 to $3.4 million at September 30, 2007 primarily as a result of one commercial relationship being paid off during the quarter. The Company recorded net recoveries of $666,000 this quarter compared to net charge offs of $602,000 in the linked quarter. As a result of the improvement in net loan chargeoffs and non-performing loans, combined with the continuation of improving credit trends, the Company recorded a $2.6 million recovery of loan losses.

On July 19, 2007, the Company and M&T Bank Corporation ("M&T") announced a definitive merger agreement, pursuant to which M&T will acquire all of the outstanding shares of Partners Trust Financial Group, Inc. Since this announcement, the Company has begun preparing for the merger and as a result, incurred $2.6 million in merger expense in the third quarter. This consists primarily of investment banker and legal fees.

Total assets of the Company at September 30, 2007 were $3.62 billion, down from $3.75 billion at the end of 2006. Securities available-for-sale decreased $112.0 million, or 11.7% from the end of 2006, and totaled $845.1 million at September 30, 2007. The Company has slowed reinvestment of cash flow from securities back into the securities portfolio due to unattractive market rates on securities and little interest rate spread over our marginal funding costs. Alternatively, cash flows from securities were primarily used to reduce borrowings, which decreased $75.4 million, or 8.2% from the end of 2006. Loans receivable (including net deferred loan costs) decreased $20.5 million during the quarter (decreased $18.9 million year-to-date), with a $15.6 million decrease in residential mortgages and a $7.4 million decrease in consumer loans being partially offset by a $3.1 million increase in commercial (real estate and C&I) loans. In the second quarter we increased the rates on mortgages offered through mortgage bankers and brokers in order to improve the profitability of the product with the expectation that the volume of new originations would decrease. As a result, the outstanding balance of residential mortgages decreased as payments outpaced internal originations. In addition, we changed the pricing of our indirect auto loans during the second quarter in order to improve the yield on the portfolio, which in turn caused our outstanding balance to decrease.

Mr. Zawadzki, President and CEO stated, "Commercial loans have increased $20.7 million or 4.4% from the end of 2006. The moderate, but steady commercial loan growth we have reported for the past year and a half had a favorable impact on our margin and fee income. At the same time, we maintained our prudent underwriting standards and asset quality has remained strong. During the third quarter we recovered $800,000 on one commercial relationship that was previously charged off. We recorded a $2.6 million recovery of loan losses during the quarter, primarily due to improving asset quality, favorable loss experience and a decline in total loans."

The Company continues to focus on maintaining strong asset quality. Non-performing assets totaled $3.4 million at September 30, 2007, and were 0.10% of total assets, down from $4.1 million and 0.11% at December 31, 2006. The allowance for loan losses covered 963.9% of non-performing loans at September 30, 2007, compared to 860.5% at December 31, 2006. The allowance for loan losses was 1.41% of total loans at September 30, 2007, compared to 1.51% at December 31, 2006. Net recoveries were $666,000 in the third quarter of 2007 compared to net recoveries of $721,000 in the year-ago quarter.

Total deposits were $2.21 billion at September 30, 2007, a decrease of $33.6 million from the end of 2006. The decrease in deposits is primarily due to a decrease in retail savings and money market deposits and a decrease in municipal deposits of $12.8 million, $15.6 million and $7.8 million, respectively. Deposits have continued to migrate from savings and money market products into retail time deposits due to customer preference for higher-rate products. In addition, some jumbo time deposits have moved to competitors as we have been less aggressive than our competitors in pricing that product. The decrease in municipal deposits is due to our competitors offering rates that are higher than we are willing to pay as they are higher than our borrowing costs.

Net interest income for the three months ended September 30, 2007 totaled $17.9 million, a decrease of $2.2 million from the same period in 2006. This decrease is primarily due to a 15 basis point decrease in our net interest margin and a $162.2 million decrease in average earnings assets in the third quarter of 2007 compared with the prior year period. Our cost of funds increased 38 basis points in the third quarter of 2007 compared with the year-ago quarter, which exceeded the increase in our earning assets yield of 21 basis points. As a result, the net interest margin for the three months ended September 30, 2007 was 2.21%, down from 2.36% in the third quarter of 2006. The decline in net interest margin from a year ago is primarily attributable to the flat-to-inverted yield curve that has existed since mid-2005, which has caused our cost of time deposits and borrowings to increase. Retail deposits have migrated from money market products into retail time deposits due to customer preference for higher-rate products, putting additional pressure on margin. We are also in a market with intense competition for deposits, forcing us to increase rates on money market, NOW and time deposits in order to prevent deposit outflows which would increase our reliance on higher-cost borrowings.

Non-interest income was $5.5 million for the quarter ended September 30, 2007, compared to $6.7 million in the same period of last year. The decrease is primarily due to the aforementioned prior year gain on sale of Fannie Mae preferred stock.

Non-interest expenses were $20.7 million and $19.1 million for the three months ended September 30, 2007, and 2006, respectively. The increase is due to the aforementioned merger expense. Decreases occurred in most other categories, however, due to our on-going efforts to control expenses.

The Company's effective tax rate increased to 41.8% in the third quarter of 2007, compared with 31.8% in the third quarter of 2006, primarily due to the recognition of non-deductible merger expenses.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of investment and municipal banking services through its 33 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Amie Estrella, Senior Vice President, CFO and Corporate Secretary 315-731-5487

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
	September 30,	December 31,
	2007	2006
Assets	(In thousands, except share and per share data)
Cash and due from banks	$ 54,443	$ 58,223
Federal funds sold	-	15,850
Total cash and cash equivalents	54,443	74,073
Trading securities	20,546	-
Securities available-for-sale, at fair value	845,069	957,075
Securities held-to-maturity (fair value of $670 at September 30, 2007 and $699 at December 31, 2006)	669	698
Federal Home Loan Bank of New York ("FHLB") stock	41,381	44,580
Loans held for sale	2,185	1,434
Loans receivable	2,297,048	2,315,912
Less: Allowance for loan losses	(32,107)	(34,824)
Net loans receivable	2,264,941	2,281,088
Premises and equipment, net	22,118	23,662
Accrued interest receivable	15,179	15,061
Bank-owned life insurance	75,671	73,508
Other real estate owned and repossessed assets	110	86
Goodwill	242,558	241,254
Other intangible assets, net	7,415	12,719
Other assets	26,892	22,325
Total Assets	$ 3,619,177	$ 3,747,563

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Non-interest bearing	$ 210,958	$ 225,518
Interest bearing	1,994,433	2,013,449
Total deposits	2,205,391	2,238,967
Federal Home Loan Bank advances	815,678	894,186
Repurchase Agreements and other short term debt	31,215	28,102
Other long term debt	198	241
Mortgagors' escrow funds	10,027	20,812
Other liabilities	25,589	27,220
Junior subordinated obligations issued to unconsolidated subsidiary
trusts (Junior subordinated obligations)	32,892	43,202
Total Liabilities	3,120,990	3,252,730

Shareholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued	-	-
Common stock, $0.0001 par value, 190,000,000 shares authorized and
51,319,468 and 51,086,328 shares issued at September 30, 2007 and December 31, 2006, respectively	5	5
Additional paid-in capital	447,919	443,097
Retained earnings	156,838	151,714
Accumulated other comprehensive loss	(7,719)	(8,573)
Treasury stock (7,738,142 and 6,973,020 shares at September 30, 2007 and
December 31, 2006, respectively)	(89,243)	(80,521)
Unallocated ESOP shares (1,168,403 and 1,332,063 shares at September 30, 2007 and December 31, 2006, respectively)	(9,613)	(10,889)
Total shareholders' equity	498,187	494,833
Total Liabilities and Shareholders' Equity	$ 3,619,177	$ 3,747,563

	Average Outstanding Balance		Average Outstanding Balance
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(In thousands)		(In thousands)
Earning assets:
Federal funds sold and interest bearing
deposits	$ 2,535	$ 7,420	$ 8,993	$ 5,534
Securities (1)	916,865	1,081,297	951,832	1,152,182
Loans held for sale	1,174	1,161	900	793
Loans receivable:
Residential real estate	1,164,942	1,189,190	1,176,697	1,162,444
Commercial real estate	323,041	306,267	319,273	305,560
Commercial and industrial	164,684	161,569	163,406	161,703
Consumer, including home equity loans	632,076	621,101	634,690	612,990
Net deferred costs	16,767	16,324	17,061	13,516
Loans receivable, net of net deferred costs	2,301,510	2,294,451	2,311,127	2,256,213
Total earning assets	3,222,084	3,384,329	3,272,852	3,414,722

Non-earning assets	402,670	391,750	400,708	396,073
Total assets	$ 3,624,754	$3,776,079	$ 3,673,560	$ 3,810,795

Interest bearing liabilities:
Savings deposits	$ 230,963	$256,791	$ 233,913	$263,416
Money market accounts	463,483	421,357	468,969	468,392
NOW accounts	274,491	236,860	268,458	239,753
Time accounts	1,040,291	1,162,151	1,061,598	1,153,101
Borrowings (2)	857,703	902,248	874,608	880,160
Junior subordinated obligations issued
to unconsolidated subsidiary trusts	32,892	43,202	37,122	43,202
Total interest bearing liabilities	2,899,823	3,022,609	2,944,668	3,048,024

Non-interest bearing deposits	207,997	235,526	211,257	227,813
Other non-interest bearing liabilities	21,237	26,192	21,691	28,132
Total liabilities	3,129,057	3,284,327	3,177,616	3,303,969
Shareholders' equity	495,697	491,752	495,944	506,826
Total liabilities and shareholders'
equity	$ 3,624,754	$3,776,079	$ 3,673,560	$ 3,810,795

(1) The amounts shown are amortized cost and include FHLB stock, but excludes trading securities.
(2) Borrowings include mortgagors' escrow funds.

	September 30, 2007		June 30, 2007		December 31, 2006
	(Dollars in thousands)

	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,158,026	50.8%	$ 1,173,667	51.0%	$ 1,191,229	51.8%
Commercial real estate	328,293	14.4%	320,171	13.9%	315,358	13.7%
Commercial and industrial	166,249	7.3%	171,307	7.5%	158,474	6.9%
Consumer, including home equity loans	628,205	27.5%	635,645	27.6%	633,912	27.6%
Total loans receivable	2,280,773	100.0%	2,300,790	100.0%	2,298,973	100.0%
Plus (less):
Net deferred loan costs	16,275		16,721		16,939
Allowance for loan losses	(32,107)		(34,022)		(34,824)
Net loans receivable	$ 2,264,941		$ 2,283,489		$ 2,281,088

Deposit composition:
	September 30, 2007
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 201,359	$ 9,599	$ 210,958	9.6%
Interest bearing-checking	253,497	21,380	274,877	12.5%
Total checking	454,856	30,979	485,835	22.1%
Savings	220,023	3,795	223,818	10.1%
Money market	283,125	162,276	445,401	20.2%
Time	882,026	168,311	1,050,337	47.6%
Total deposits	$ 1,840,030	$ 365,361	$ 2,205,391	100.0%

	June 30, 2007
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 206,651	$ 6,941	$213,592	9.4%
Interest bearing-checking	254,856	22,012	276,868	12.3%
Total checking	461,507	28,953	490,460	21.7%
Savings	231,770	4,614	236,384	10.5%
Money market	291,700	199,492	491,192	21.7%
Time	913,194	129,577	1,042,771	46.1%
Total deposits	$ 1,898,171	$ 362,636	$ 2,260,807	100.0%

	December 31, 2006
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 218,046	$ 7,472	$ 225,518	10.1%
Interest bearing-checking	236,763	20,625	257,388	11.5%
Total checking	454,809	28,097	482,906	21.6%
Savings	232,800	4,723	237,523	10.6%
Money market	298,699	184,731	483,430	21.6%
Time	879,518	155,590	1,035,108	46.2%
Total deposits	$ 1,865,826	$ 373,141	$ 2,238,967	100.0%

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$ 34,106	$ 32,949	$ 101,131	$ 95,634
Federal funds sold and interest bearing deposits	21	85	344	173
Securities	11,194	12,764	34,601	40,048
Total interest income	45,321	45,798	136,076	135,855

Interest expense:
Deposits:
Savings accounts	132	209	476	638
Money market accounts	3,528	2,244	10,300	7,264
Time accounts	12,265	12,266	36,662	33,765
NOW accounts	538	173	1,523	457
	16,463	14,892	48,961	42,124
Borrowings:
Repurchase agreements	272	169	688	365
FHLB advances	9,884	9,618	30,087	25,919
Mortgagors' escrow funds	91	94	207	210
	10,247	9,881	30,982	26,494
Junior subordinated obligations	669	904	2,279	2,615
Total interest expense	27,379	25,677	82,222	71,233
Net interest income	17,942	20,121	53,854	64,622
Recovery of loan losses	(2,581)	(1,513)	(2,581)	(4,140)
Net interest income after recovery of loan losses	20,523	21,634	56,435	68,762

Non-interest income:
Service fees	3,877	3,887	11,587	11,486
Trust and investment services	514	896	1,924	2,528
Income from bank-owned life insurance	698	723	2,163	2,096
Net gain on trading securities	248	-	546	-
Net gain (loss) on sale of securities available for sale	-	943	-	(1,847)
Net gain on sale of loans	40	66	113	126
Gain on sale of trust	-	-	4,523	-
Gain on sale of FDIC assessment credits	-	-	1,832	-
Gain on extinguishment of debt	-	-	-	2,783
Other income	163	162	819	590
Total non-interest income	5,540	6,677	23,507	17,762

Non-interest expense:
Salaries and employee benefits	10,297	9,981	29,900	30,320
Occupancy and equipment expense	1,821	1,930	5,850	6,109
Marketing expense	493	563	1,627	2,176
Professional services	504	967	2,605	2,561
Technology expense	1,693	1,847	5,470	5,732
Amortization of intangible assets	1,257	1,732	4,619	5,807
Merger expense	2,555	-	2,555	-
Other expense	2,071	2,110	6,186	6,761
Total non-interest expense	20,691	19,130	58,812	59,466
Income before income tax expense	5,372	9,181	21,130	27,058
Income tax expense	2,244	2,917	7,138	8,464
Net income	$ 3,128	$ 6,264	$ 13,992	$ 18,594

Basic earnings per share	$ 0.07	$ 0.15	$ 0.33	$ 0.42
Diluted earnings per share	$ 0.07	$ 0.15	$ 0.33	$ 0.42

Basic weighted average shares outstanding	41,807,343	42,555,040	41,818,350	44,115,547
Diluted weighted average shares outstanding	42,578,556	43,169,044	42,573,794	44,705,007

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Selected Financial and Other Data: (1)
Performance Ratios:
Return on average assets	0.34%	0.66%	0.51%	0.65%

Return on average equity	2.50%	5.05%	3.77%	4.91%

Return on average tangible equity	5.04%	10.60%	7.64%	10.05%

Efficiency ratio (2)	89.21%	74.18%	83.60%	73.12%

Interest rate information:
Yield on assets	5.58%	5.37%	5.56%	5.32%
Cost of funds	3.75%	3.37%	3.73%	3.12%
Net interest rate spread	1.83%	2.00%	1.83%	2.20%
Net interest margin (3)	2.21%	2.36%	2.20%	2.53%

	September 30, 2007	December 31, 2006
Equity ratios:
Book value per share	$ 11.75	$ 11.57
Book value per share,
including unallocated ESOP shares	11.43	11.22
Tangible book value per share	5.85	5.63
Tangible book value per share,
including unallocated ESOP shares	5.70	5.46
Tier 1 leverage ratio	8.54%	8.36%

(1)	Ratios have been annualized where appropriate. Averages are daily averages.
(2)

Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities, loans, sale of trust and sale of FDIC assessment credits.

(3)	Net interest income divided by average earning assets.

	September 30, 2007	June 30, 2007	December 31, 2006
	(Dollars in thousands)
Asset Quality:
Non-accruing loans:
Residential real estate	$ 803	$ 1,060	$ 1,492
Commercial real estate	819	630	927
Commercial	541	2,122	1,157
Consumer (1)	212	180	294
Total non-accruing loans	2,375	3,992	3,870
Accruing loans delinquent 90 days or more	956	629	177
Total non-performing loans	3,331	4,621	4,047
Other real estate owned and repossessed assets	110	101	86
Total non-performing assets	3,441	$ 4,722	$ 4,133

Non-performing loans to total loans	0.15%	0.20%	0.18%
Non-performing assets to total assets	0.10%	0.13%	0.11%
Allowance for loan losses to non-performing loans	963.88%	736.25%	860.49%
Allowance for loan losses to total loans (2)	1.41%	1.48%	1.51%

(1) Includes home equity loans.
(2) Total loans excludes loans held for sale.

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$ 34,022	$ 36,303	$ 34,824	$ 36,451
Charge-offs	(739)	(1,189)	(3,349)	(3,479)
Recoveries	1,405	1,910	3,213	6,679
Recovery of loan losses	(2,581)	(1,513)	(2,581)	(4,140)
Allowance for loan losses at end of period	$ 32,107	$ 35,511	$ 32,107	$ 35,511

Net recoveries (charge-offs) to average loans (annualized)	0.12%	0.13%	(0.01%)	0.19%

	2007		2006
	Third	Second	First	Fourth	Third

Selected Quarterly Financial Data

Interest income	$ 45,321	$ 45,562	$ 45,193	$ 45,947	$ 45,798
Interest expense	27,379	27,509	27,334	27,022	25,677
Net interest income	17,942	18,053	17,859	18,925	20,121
Recovery of loan losses	(2,581)	-	-	(811)	(1,513)
Net interest income after recovery of loan losses	20,523	18,053	17,859	19,736	21,634
Net gain (loss) on sale securities available-for-sale	-	-	-	-	943
Gain on sale of trust	-	4,523	-	-	-
Gain on sale of FDIC assessment credits	-	1,832	-	-	-
Gain on extinguishment of debt	-	-	-	-	-
Other non-interest income	5,540	5,446	6,166	6,074	5,734
Merger expense	2,555	-	-	-	-
Non-interest expense	18,136	19,053	19,068	18,695	19,130
Income before income tax expense	5,372	10,801	4,957	7,115	9,181
Income tax expense	2,244	3,594	1,300	2,185	2,917
Net income	$ 3,128	$ 7,207	$ 3,657	$ 4,930	$ 6,264
Basic earnings per share	$ 0.07	$ 0.17	$ 0.09	$ 0.12	$ 0.15
Diluted earnings per share	$ 0.07	$ 0.17	$ 0.09	$ 0.11	$ 0.15
Basic weighted average shares outstanding	41,807,343	41,690,221	41,959,153	42,144,073	42,555,040
Diluted weighted average shares outstanding	42,578,556	42,378,445	42,766,446	42,925,020	43,169,044
Dividends paid per share	$ 0.07	$ 0.07	$ 0.07	$ 0.07	$ 0.07
Net interest margin (1)	2.21%	2.20%	2.19%	2.24%	2.36%
Return on average assets	0.34%	0.78%	0.40%	0.52%	0.66%
Return on average equity	2.50%	5.83%	2.99%	3.96%	5.05%
Efficiency ratio (2)	89.21%	81.80%	79.91%	75.07%	74.18%

(1)	Net interest income divided by average earning assets.
(2)					Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities, loans, extinguishment of debt, sale of trust and sale of FDIC assessment credits.